EXHIBIT 10.1

INDIA GLOBALIZATION CAPITAL, INC.

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Note and Share Purchase Agreement

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Dated March 24, 2011

NOTE AND SHARE PURCHASE AGREEMENT

THIS NOTE AND SHARE PURCHASE AGREEMENT (this “Agreement”) is dated March 24, 2011, by and between INDIA GLOBALIZATION CAPITAL, INC., a Maryland corporation (the “Company”) and Steven M. Oliveira 1998 Charitable Remainder Unitrust (the “Investor”).

RECITALS

A. On October 5, 2009, the Investor purchased a promissory note from the Company in the original principal amount of $2,120,000.00 (the “2009 Security”).

B. The Investor desires to exchange the 2009 Security for a new promissory note and shares of common stock of the Company subject to the terms of this Agreement.

C. This exchange is intended to be an exchange of securities of the Company with an existing security holder exempt from the registration provisions of the Securities Act (as defined below) pursuant to section 3(a)(9) thereof.

NOW, THEREFORE, the parties, intending to be legally bound, hereby agree as follows:

1. The Exchange.

1.1 The Exchange.  The Investor hereby agrees to exchange (the “Exchange”), in compliance with Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”),  the 2009 Security for (i) an unsecured promissory note of the Company executed concurrently herewith in the form attached hereto as Exhibit A (the “Note”) and (ii) 368,339 shares of the Company’s common stock, payable at the Closing (as such term is defined below).

1.2 Closings.  The closing of the Exchange (the “Closing”) will take place at the offices of Seyfarth Shaw LLP, 975 F Street, N.W., Washington, D.C. at such time as the parties shall mutually agree.  Upon the receipt from the Investor and acceptance by the Company of the Loan, the Company may close the purchase and sale of the Note and Shares (the “Closing”).

1.3 Delivery.  At the Closing, the Company will deliver to the Investor (i) the Note representing the Loan made by the Investor and (ii) the expense reimbursement set forth in Section 6.9.

2. Representations and Warranties of the Company.  Except as set forth in the Company’s documents (the “SEC Documents”) filed with the Securities and Exchange Commission (“SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company hereby represents and warrants to the Investor as follows:

2.1 Organization, Standing and Power.  The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Maryland and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as contemplated to be conducted.  The Company is duly qualified and authorized to transact business in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business, assets, liabilities, financial condition, property or results of operation.

2.2 Authority and Enforceability.  The Company has all requisite corporate power and authority to execute and deliver this Agreement and the Note (together, the “Transaction Documents”) and to perform fully its obligations thereunder.  The execution and delivery of the Transaction Documents and the consummation of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of the Company, its officers, directors and stockholders.  Each of the Transaction Documents has been duly executed and delivered by the Company and, assuming that each of the Transaction Documents constitutes a valid and binding agreement of the other parties hereto, each such Transaction Document constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights and remedies generally and subject, as to enforceability, to general principles of equity, regardless of whether enforceability is considered in a proceeding at law or in equity.

2.3 Valid Issuance.  All shares of common stock of the Company issued in connection with the Exchange and issuable pursuant to the terms of the Note (“Shares”),  if and when issued and delivered in accordance with the terms of the Note for the consideration expressed therein will be duly and validly issued, fully paid, and non-assessable and will be free of restrictions on transfer other than restrictions on transfer under applicable state and federal securities laws.  The Shares shall be freely tradable and shall not contain any restrictive legends.

2.4 Accuracy of Public Filings.  The representations, warranties and other statements of the Company contained in the SEC Documents filed with the SEC under the Exchange Act, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading as of the respective dates of such filings.  The Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act, including material filed pursuant to Section 13(a) or 15(d) of the Exchange Act.  Since the date that the Company filed its last Form 10-Q with the SEC, there has been no material adverse change in the assets, business, or financial condition of the Company.

2.5 No Conflicts.  The execution, delivery and performance of the Transaction Documents, and any other document or instrument contemplated thereby, by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not: (i) contravene, conflict with, or result in the violation of any provision of the Company’s charter or bylaws or any resolution adopted by the Company’s board of directors, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give rise to any rights of termination, amendment, acceleration or cancellation of, any material agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company or any of its subsidiaries is a party, (iii) create or impose a lien, charge or encumbrance on any property of the Company or any of its subsidiaries under any agreement or any commitment to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or by which any of its respective properties or assets are bound, (iv) result in a material violation of any federal, state, local or foreign statute, rule, regulation, order, writ, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries are bound or affected or result in a violation of any rules or regulations of the NYSE Amex (“NYSE Amex”) applicable to the Company or, if the Company’s shares of Common Stock are no longer listed on NYSE Amex, such other stock exchange on which shares of the Company’s Common Stock are principally traded and approved for listing at such time, or (v) require any consent of any third-party that has not been obtained pursuant to any material contract to which the Company or any of its subsidiaries is subject or to which any of its respective assets, operations or management may be subject.  The Company or any of its subsidiaries is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under the Transaction Documents, or issue and sell the Note (other than any filings that may be required to be made by the Company with the SEC or state securities commissions subsequent to the Closing).

2.6 Capitalization.  The authorized capital stock of the Company immediately prior to the Closing consists of 75,000,000 shares of Common Stock, par value $0.0001 per share, of which, as of June 30, 2010, Thirteen Million three Hundred Ninety Four Thousand Two Hundred and Seven  (13,394,207) shares are issued and outstanding.  All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable.  Except as provided in this Agreement or as disclosed in the SEC Documents, (a) no subscription, warrant, option, convertible security or other right (contingent or otherwise) to purchase or acquire any shares of capital stock of the Company (including, without limitation, anti-dilution rights, rights of first refusal or preemptive rights) is authorized or outstanding; (b) the Company has no obligation (contingent or otherwise) to issue any subscription, warranty, option, convertible security or other such right or to issue or distribute to holders of any shares of its capital stock any evidences of indebtedness or assets of the Company; and (c) the Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof.  All of the issued and outstanding shares of capital stock of the Company have been offered, issued and sold by the Company in compliance with applicable federal and state securities laws or pursuant to valid exemptions therefrom.

2.7 Offering.  Subject in part to the truth and accuracy of the Investor’s representations and warranties set forth in Section 3 of this Agreement, the offer, sale and issuance of the Shares as contemplated by the Note are exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the “Securities Act”), and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

2.8 Brokers or Finders.  The Company has not and will not incur, directly or indirectly, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with the execution and delivery of this Agreement.

2.9 Accuracy of Information Furnished.  The representations, warranties and other statements of the Company set forth in Section 2 of this Agreement and the Disclosure Schedule  taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

3. Representations and Warranties of the Investor.  The Investor hereby represents and warrants only with respect to himself, herself or itself that:

3.1 Authorization.  Investor has full power and authority to enter into the Transaction Documents, and that the Transaction Documents constitute valid and legally binding obligations of such Investor, enforceable in accordance with their respective terms.   The Transaction Documents have been duly executed and delivered by the Investor and, assuming the Transaction Documents constitute valid and binding agreements of the other parties thereto, the Transaction Documents constitute legal, valid and binding obligations of the Investor, enforceable against the Investor in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights and remedies generally and subject, as to enforceability, to general principles of equity, regardless of whether enforceability is considered in a proceeding at law or in equity.

3.2 Purchase Entirely for Own Account.  The Note will be acquired for investment for Investor’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same.  The Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation in the Note to such person or to any third person.

3.3 Disclosure of Information.  The Investor has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering and sale of the Note and the Shares (collectively, the “Securities”).

3.4 Investment Experience; Financial Risk.  The Investor is an investor in securities of companies in the development stage and acknowledges that it has (i) such knowledge and experience in financial and business matters that the Investor is capable of evaluating the merits and risks of the investment in the Securities, (ii) had such risks explained to it and has determined that such investment is suitable for the Investor in view of its financial circumstances and available investment opportunities, (iii) sufficient net worth and income to bear the economic risk of this investment, and (iv) no need for liquidity of the investment and no reason to anticipate any change in the Investor’s financial circumstances which may cause or require any sale, transfer or other distribution of the Securities  The Investor has not been organized for the purpose of acquiring the Securities.

3.5 Accredited Investor.  The Investor is an “accredited investor” within the meaning of  Rule 501(a) of Regulation D, as presently in effect.

3.6 No Conflicts.  Neither the execution and delivery of this Agreement nor the consummation or performance of any of the transactions contemplated hereby will, directly or indirectly (with or without notice or lapse of time) contravene, conflict with, or result in a violation of, or give any governmental body the right to challenge any of the transactions contemplated hereby or to exercise any remedy or obtain any relief under, any legal requirement or order to which the Investor may be subject.

3.7 Brokers or Finders.  The Investor has not and will not incur, directly or indirectly, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with the execution and delivery of this Agreement.

4. Conditions to Closing.

4.1 Conditions of Investor’s Obligations at Closing.  The obligations of the Investor at the Closing are subject to the fulfillment, on or prior to the date of Closing, of each of the following conditions, any of which may be waived in whole or in part by the Investors:

(a) The representations and warranties made by the Company in Section 2 shall be true and correct when made, and shall be true and correct on the date of Closing with the same force and effect as if they had been made on and as of the same date.

(b) The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or prior to the date of Closing.

(c) Except for the notices required or permitted to be filed after the date of Closing pursuant to applicable federal and state securities laws, the Company shall have obtained all governmental approvals required in connection with the lawful sale and issuance of the Note and the Securities.

(d) The Company shall have delivered to the Investor a certificate duly executed by the chief executive officer of the Company stating that the Company is in compliance with the conditions specified in Section 4.1(a)-(c) hereof.

(e) At the Closing, the sale and issuance by the Company, and the purchase by the Investor, of the Note, shall be legally permitted by all laws and regulations to which such Investor and/or the Company are subject.

(f) At the Closing, the Company shall duly execute and deliver to the Investor the Transaction Documents, including the Note.

(g) The Company shall deliver to its transfer agent an opinion by its counsel that the Shares if and when issued, pursuant to this Agreement and the Note should be issued without any restrictive legends.

4.2 Conditions to Obligations of the Company.  The Company’s obligation to issue and sell the Note at the Closing is subject to the fulfillment, to the Company’s satisfaction, on or prior to the date of Closing, of the following conditions, any of which may be waived in whole or in part by the Company:

(a) The representations and warranties made by the Investor in Section 3 shall be true and correct when made, and shall be true and correct on the date of Closing with the same force and effect as if they had been made on and as of the same date.

(b) Except for any notices required or permitted to be filed after the date of Closing pursuant to applicable federal or state securities laws, the Company shall have obtained all governmental approvals required in connection with the lawful sale and issuance of the Securities.

(c) At the Closing, the sale and issuance by the Company, and the purchase by the Investor, of the Note and the Shares and the Penalty Shares shall be legally permitted by all laws and regulations to which such Investor and/or the Company are subject.

(d) At the Closing, the Company shall have received the 2009 Security.

5. Covenants of the Company and Investor.

5.1 Listing of Shares. The Company covenants that 1,570,000 Shares have been duly authorized for listing on NYSE Amex.  The Company has informed the Investor that the authorization of additional Shares for listing will require stockholder consent in accordance with NYSE Amex Rules. The Company will use commercially reasonable best efforts to secure such consent.  If the Company’s Common Stock is no longer listed on NYSE Amex, the Company will use commercially reasonable best efforts to cause the shares to be listed on such other exchange on which shares of the Company’s Common Stock are principally traded and approved for listing at such time.

5.2 Certain Trading Activities.  Investor covenants and agrees that with respect to any Shares issued after the payment of all sums due under the Note after the date of this Agreement, it shall not directly or indirectly, execute (i) any purchases or sales of Shares or any other securities of the Company during the five (5) trading days preceding any Computation Date or Maturity Date, each as defined in the Note, (ii) any sales of Shares or any other securities of the Company in excess of twenty percent (20%) of the daily trading volume of any such securities while the Note is outstanding, or (iii) Short Sales until such time as all amounts due under the Note shall have been paid in full.  For purposes of this section the term “Short Sales” means all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Securities Exchange Act of 1934, as amended, and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through any US broker dealers or foreign regulated brokers.

6. Miscellaneous.

6.1 Waivers and Amendments.  Any provision of this Agreement or the Note may be amended, waived or modified (either generally or in a particular instance, either retroactively or prospectively, either for a specified period of time or indefinitely), upon the written consent of the Company and the Investor.

6.2 Governing Law.  This Agreement and the Note shall be governed by and construed in accordance with Maryland law, without regard to the conflict of laws provisions thereof.

6.3 Survival.  The representations, warranties, covenants and agreements made herein shall survive any investigation made by any Investor and the Closing of the transactions contemplated hereby.

6.4 Successors and Assigns.  Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

6.5 Entire Agreement.  This Agreement (including the exhibits attached hereto) and the Note constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

6.6 Notices, etc.  All notices and other communications required or permitted hereunder shall be effective upon receipt, shall be in writing, and may be delivered in person, by electronic mail, overnight delivery service or United States mail, in which event they may be mailed by first-class, certified or registered, postage prepaid, addressed (a) if to the Investor, at the Investor’s address as the Investor shall have furnished to the Company in writing, or, until any such holder so furnishes an address to the Company, then to and at the address of the last holder of such shares who has so furnished an address to the Company, and a copy of which shall be likewise delivered to such Investor’s counsel at such address as shall have been furnished to the Company, or (b) if to the Company, at its address set forth on the signature page hereto, or at such other address as the Company shall have furnished to the Investor and each such other holder in writing.

6.7 Severability of this Agreement.  If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

6.8 Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall be deemed to constitute one instrument.

6.9 Expenses.  Regardless of whether the Closing is effected, each party shall pay all costs and expenses, that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement and the other Transaction Documents; except that the Company shall bear up to $12,500 of legal costs and expenses, including SEC fees, incurred by the Investor with respect to the negotiation, execution, delivery and performance of this Agreement and the other Transaction Documents.

IN WITNESS WHEREOF, the parties have caused this Note and Share Purchase Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

COMPANY:
INDIA GLOBALIZATION CAPITAL, INC.

By

Its

Address:

INVESTOR:
STEVEN M. OLIVEIRA 1998 CHARITABLE REMAINDER UNITRUST

By

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Address: